Filed pursuant to Rule 424(b)(5)
Registration Number 333-257372

PROSPECTUS SUPPLEMENT (To prospectus dated July 8, 2021)	SUPPLEMENT

502 Shares of Series B Preferred Stock

We are offering 502 shares of our Series B convertible preferred stock, par value $0.00001 per share (“Series B Preferred Stock”), convertible into up to 5,600,312 shares of our common stock, $0.00001 par value (“Common Stock”), to three institutional investors pursuant to this prospectus supplement, the accompanying prospectus and a Securities Purchase Agreement, dated January 6, 2023, by and between us and the investor signatories thereto (the “Securities Purchase Agreement”). Each share of Series B Preferred Stock shall be convertible, at any time and from time to time after the date hereof, at the option of the holder thereof, into that number of shares of Common Stock determined by dividing $1,000 (the stated value per share of Series B Preferred Stock, the “Stated Value”) by the then applicable conversion price (the “Conversion Price”) where the Conversion Price shall be the lesser of (i) $1.00 and (ii) 90% of the average of the three (3) lowest VWAPs during the ten (10) consecutive Trading Day immediately prior to the applicable Conversion Date, provided, however, that in no event shall the Conversion Price be less than $0.08988, which is the minimum price per the applicable rules of Nasdaq (the “Floor Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions).

Concurrently with this offering of Series B Preferred Stock, pursuant to the Securities Purchase Agreement, we are offering in a private placement (the “Concurrent Offering”) (i) 4,222 shares of Series B preferred stock on the same terms as the Series B Preferred Stock being sold in this offering and (ii) common stock purchase warrants (the “Warrants”) that entitle the holders to purchase in aggregate up to 6,125,000 shares of Common stock at an exercise price of $1.00 per share of Common Stock. Each Series B Preferred Stock and Warrant is immediately convertible and/or exercisable, as the case may be, at the option of the holder, subject to the Issuable Maximum (as defined herein) and the Authorized Maximum Shares (as defined herein) limitations as summarized further herein. The Warrants have a term of five years.

Unless otherwise approved by the shareholders of Common Stock, we may not issue upon conversion of Series B Preferred Stock or upon the exercise of Warrants a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to conversion of Series B Preferred Stock or the exercise of any Warrant, would exceed 6,146,680 shares of Common Stock, subject to adjustments for stock splits, stock dividends and the like that happen after the date of the Securities Purchase Agreement (such number of shares, the “Issuable Maximum”).

Additionally, unless shareholders of Common Stock approve an increase to our authorized capital stock, we may not issue upon conversion of Series B Preferred Stock or upon the exercise of Warrants a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to conversion of Series B Preferred Stock or the exercise of any Warrant, would exceed 10,856,945 shares of Common Stock, the maximum number of shares of Common Stock available for issuance from our authorized capital stock (such number of shares, the “Authorized Maximum Shares”).

We have engaged Northland Securities, LLC as sole placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use reasonable commercial efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the Placement Agent’s fees totaling 7% of the aggregate gross proceeds from the sale of the shares being offered hereby. The Placement Agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

	Per Share of Series B Convertible Preferred Stock	Total
Public Offering Price	$900.00	$451,800.00
Placement Agent Fees(1)	$63.00	$31,626.00
Proceeds, before expenses, to the Company	$837.00	$420,174.00

(1) See “Plan of Distribution” for more information regarding the fee payable to the Placement Agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HYRE.” On January 5, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.50 per share. There is no established public trading market for the Series B Preferred Shares being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preferred Shares on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Shares will be limited.

Investing in our securities involves a high degree of risk. including those described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

Northland Capital Markets

The date of this prospectus supplement is January 6, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1

PROSPECTUS SUPPLEMENT SUMMARY	S-2

RISK FACTORS	S-9

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-10

USE OF PROCEEDS	S-11

DILUTION	S-11

PLAN OF DISTRIBUTION	S-12

DESCRIPTION OF SECURITIES	S-13

LEGAL MATTERS	S-15

EXPERTS	S-15

WHERE YOU CAN FIND MORE INFORMATION	S-15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-16

PROSPECTUS

ABOUT THIS PROSPECTUS	1

THE COMPANY	2

RISK FACTORS	6

FORWARD-LOOKING STATEMENTS	7

USE OF PROCEEDS	8

DESCRIPTION OF THE SECURITIES	18

DESCRIPTION OF CAPITAL STOCK	7

DESCRIPTION OF DEBT SECURITIES	11

DESCRIPTION OF WARRANTS	13

DESCRIPTION OF UNITS	15

DESCRIPTION OF RIGHTS	16

FORMS OF SECURITIES	17

PLAN OF DISTRIBUTION	23

LEGAL MATTERS	24

EXPERTS	24

WHERE YOU CAN FIND MORE INFORMATION	24

INCORPORATION OF DOCUMENTS BY REFERENCE	24

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Placement Agent authorized anyone to provide you with any information other than that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We and the Placement Agent take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our Series B Preferred Stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

For investors outside the United States: We and the Placement Agent have not done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein, especially the “Risk Factors” section on page S-9 and the “Risk Factors” section in each of our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, or other documents that are incorporated by reference before making an investment decision. Unless the context otherwise requires, when we refer to “HyreCar,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean HyreCar, Inc. and its subsidiaries on a consolidated basis. References to “you” refer to a prospective investor.

About HyreCar Inc.

Our founders identified the need for a car-sharing platform for individuals who wanted to drive for ride-sharing companies such as Uber Technologies Inc. (“Uber”) and Lyft, Inc. (“Lyft”), but whose automobiles could not meet the standards imposed by the ride-sharing companies. For example, Uber maintains strict guidelines regarding the types of cars a driver can use. Although guidelines relating to cars can differ by state, in general the use of two door coupes, motorcycles and cars that are 12 years or older are excluded. Our founders, before deciding to purchase qualifying sedans that met Uber’s strict guidelines, first inquired as to whether there were any rental options available from Uber that would allow them to drive for the ride-sharing platform. To their surprise, there were no rental options available, other than a shadow industry of individuals renting cars to one another.

HyreCar is a car-sharing marketplace that allows car owners (collectively, “Owners”) to rent their idle cars to ride-sharing service drivers (collectively, “Drivers”). By sourcing vehicles from individual Owners, part-time Drivers may more easily enter and exit the market and our business model allows us to satisfy fluctuating transportation demand in cities around the United States by matching Owners and Drivers. Our vehicle supply also includes commercial owners of vehicles including car dealerships and fleet owners to help increase activity levels.

Our business is based on a proprietary car-sharing marketplace developed to: (i) onboard Owners and Drivers, (ii) facilitate the matching of Owners and Drivers, and (iii) log rental activity for Owners and Drivers. All transactions related to the rental (including, but not limited to, background checks, rentals, deposits and insurance costs) are run securely through the HyreCar platform. Drivers and Owners access their rental or car dashboards through a unique login. Drivers can initiate, terminate or extend a rental through the platform while Owners can manage their car or fleet of cars through the platform.

We believe we have a competitive advantage with our commercial automobile insurance policy that covers both Owners and Drivers. The policy is specifically designed to cover the period of time in which a Driver is operating an Owner’s vehicle while not actively operating a vehicle on a ride-sharing platform, such as Uber or Lyft. During the periods when Drivers are actively operating on a ride-sharing platform, the insurance subordinates to the state mandated insurance provided by the third-party ride-sharing business. To our knowledge, we are the only provider of this car-matching service utilizing this unique insurance product.

Industry and Market Opportunities

Our company was founded to capitalize on a combination of two growth markets: ridesharing (an industry led by Uber and Lyft) and car-sharing (an industry led by companies such as Turo, Inc. and Getaround, Inc.). Our customers are the drivers who use our car-sharing platform to rent a car and then use that car to earn income driving for rideshare companies (or otherwise utilize the vehicle for commercial purposes, such as food delivery). Finding enough cars and drivers to meet demand has historically been a problem for ride-sharing companies. Our target market also includes drivers who provide delivery services with companies like Instacart and Doordash.

The transportation industry represents a massive market. In the United States alone, consumer expenditures on transportation were approximately $1.2 trillion and $1.4 trillion in 2020 and 2019, respectively. In 2021, the demand for transportation ($1.9 trillion) accounted for 8.4 percent of GDP, increasing by 9.2 percent from 2020 and marking the highest year-over-year increase since 2002. The large upturn in 2021 was due to an increase in personal consumption expenditures of transportation services. In 2021, transportation was the second largest household expenditure after housing and was more than twice as large as healthcare and three times as large as entertainment. We believe we are still in the relatively early phases of potentially capturing part of the opportunity in the industry. A 2016 survey by BCG found that 57% of U.S. respondents who used sharing services said that well-priced and convenient offerings could cause them to give up ownership altogether. In another study, researchers found that the removal of rideshare options in a city resulted in a 30-percent increase in the probability of switching to personal vehicles and a 23-percent increase in trip-making for an individual who is inconvenienced by such a service suspension, suggesting strong public policy motivations for ongoing support and promotion of transportation networking companies. These market dynamics complement the expected growth in rideshare-based employment, with overall employment of passenger vehicle drivers projected to grow 12 percent from 2021 to 2031, much faster than the 5-percent average for all occupations.

Recent Developments

Certain stockholders (the “Voting Stockholders”) entered into a voting agreement to vote in favor of shareholder approval to (i) issue the shares of Common Stock underlying the Series B Preferred Stock and the Warrants in the Concurrent Offering, among other things, the Shareholder Approval, (ii) to increase our authorized capital stock and (iii) to effectuate a reverse stock split in the form and amounts to be determined by us. We entered into an exchange agreement on January 6, 2023, with the Voting Stockholders pursuant to which we agreed to issue in a private placement an aggregate of 2,100 shares of the Series B Preferred Stock and warrants exercisable for up to 1,050,000 shares of the Company’s Common Stock and in exchange, such Voting Stockholders would surrender 3,480,297 shares of our Common Stock held by such Voting Stockholders (the “Exchange”). The Voting Stockholders further agreed that the shares of Series B Preferred Stock and the warrants held by such Voting Stockholders will not be convertible or exercisable, respectively, until the Debentures and the Series B Preferred Stock issued pursuant to the Securities Purchase Agreement to the Purchasers (as defined in the Securities Purchase Agreement) have been converted into shares of our Common Stock.

Corporate Information

We were incorporated in the State of Delaware on November 24, 2014. Our principal executive offices are located at 915 Wilshire Blvd, Suite 1950, Los Angeles, California 90017, and our telephone number is (888) 688-6769. Our corporate website address is: www.hyrecar.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus and should not be relied upon with respect to this offering.

HyreCar, the HyreCar logo and any other current or future trademarks, service marks and trade names appearing in this prospectus supplement and the accompanying prospectus are the property of HyreCar Inc. Other trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the symbols ® and TM, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

THE OFFERING

Issuer	HyreCar Inc.

Securities We Are Offering	502 shares of our Series B Preferred Stock.

Series B Preferred Stock to be outstanding immediately following this offering	4,724 shares of our Series B Preferred Stock (including those Series B Preferred Stock being offered in the Concurrent Offering)

Terms of the Series B Preferred Stock

Optional Conversion:	Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the date hereof at the option of the holder thereof, into that number of shares of Common Stock (subject to certain limitations), determined by dividing $1,000 by the then applicable conversion price where the Conversion Price shall be the lesser of (i) $1.00 and (ii) 90% of the average of the three (3) lowest VWAPs during the ten (10) consecutive Trading Day immediately prior to the applicable Conversion Date, provided, however, that in no event shall the Conversion Price be less than $0.08988, which is the minimum price per the applicable rules of Nasdaq. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions).

Unless otherwise approved by the shareholders of Common Stock, we may not issue upon conversion of Series B Preferred Stock a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to conversion of Series B Preferred Stock or the exercise of any Warrant, would exceed 6,146,680 shares of Common Stock, subject to adjustments for stock splits, stock dividends and the like that happen after the date of the Securities Purchase Agreement.

Additionally, unless shareholders of Common Stock approve an increase to our authorized capital stock, we may not issue upon conversion of Series B Preferred Stock a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to conversion of Series B Preferred Stock or the exercise of any Warrant, would exceed 10,856,945 shares of Common Stock, the maximum number of shares of Common Stock available for issuance from the Company’s authorized capital stock.

Optional Redemption by the Company	Subject to certain conditions, the Company may redeem redeem some or all of the then outstanding Series B Preferred Stock after giving notice, for cash in an amount equal to the sum of (a) 125% of the aggregate Stated Value then outstanding, (b) accrued but unpaid dividends and (c) all liquidated damages and other amounts due in respect of the Series B Preferred Stock on the 10th trading day following the date notice of the optional redemption was given. If certain conditions cease to be satisfied at any time during the 10 Trading Day period, then a holder of Series B Preferred Stock may elect to nullify the redemption notice as to such holder by notice to the Company within 3 trading days after the first day on which any such condition has not been met. The Corporation covenants and agrees that it will honor all notices of conversion tendered from the time of delivery of the optional redemption notice through the date the optional redemption amount is paid in full. If any portion of the cash payment for an optional redemption has not been paid by the Company on the optional redemption date, interest shall accrue thereon until such amount is paid in full at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law.

Dividends:	Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock, subject to certain adjustments in the case of, among other things, stock splits. No other dividends shall be paid on shares of Series B Preferred Stock.

Liquidation	Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of the Common Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock shall be ratably distributed among the holders of Series B Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each holder of Series B Preferred Stock.

Voting Rights; Covenants	Except as otherwise provided herein or as otherwise required by law, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (e) increase the number of authorized shares of Series B Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

No Listing	There is currently no market for the Series B Preferred Stock and none is expected to develop after this offering. We do not intend to list the Series B Preferred Stock on any national securities exchange or other trading market.

Plan of Distribution	We are offering 502 shares of our Series B Preferred Stock, at an offering price of $900 for each share of Series B Preferred Stock. Subject to the terms and conditions contained in the engagement letter, dated August 8, 2022 (the “Engagement Letter”), Northland Securities, Inc. has agreed to be placement agent with respect to this offering. The Placement Agent is not purchasing or selling any shares or warrants offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares or warrants, but it has agreed to use its reasonable commercial efforts to arrange for the sale of all of the shares and warrants. For more information, see “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering for working capital purposes. See “Use of Proceeds.”

Nasdaq Capital Market symbol	“HYRE”

Concurrent Offering	Concurrently with this offering of Series B Preferred Stock, pursuant to the Securities Purchase Agreement, we are offering in a private placement (i) 4,222 shares of Series B preferred stock on the same terms as the Series B Preferred Stock being sold in this offering and (ii) common stock purchase warrants that entitle the holders to purchase in aggregate up to 6,125,000 shares of Common stock at an exercise price of $1.00 per share of Common Stock. Each Series B Preferred Stock and Warrant is immediately convertible and/or exercisable, as the case may be, at the option of the holder, subject to the Issuable Maximum and the Authorized Maximum Shares issuance limitations as summarized herein. The Warrants have a term of five years.

Unless otherwise approved by the shareholders of Common Stock, we may not issue upon the exercise of Warrants a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to conversion of Series B Preferred Stock or the exercise of any Warrant, would exceed 6,146,680 shares of Common Stock, subject to adjustments for stock splits, stock dividends and the like that happen after the date of the Securities Purchase Agreement.

Additionally, unless shareholders of Common Stock approve an increase to our authorized capital stock, we may not issue upon exercise of Warrants a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to conversion of Series B Preferred Stock or the exercise of any Warrant, would exceed 10,856,945 shares of Common Stock, the maximum number of shares of Common Stock available for issuance from the Company’s authorized capital stock.

Risk Factors	An investment in our common stock involves certain risks. We urge you to carefully consider all of the information described in the section entitled “Risk Factors” this prospectus supplement and the risk factors incorporated by reference from our filings with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or SEC, that we have incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in our securities. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our securities could decline and you might lose all or part of your investment.

We may be delisted from Nasdaq.

On December 13, 2022, we received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, based upon our non-compliance with the $35 million market value of listed securities requirement set forth in Nasdaq Listing Rule 5550(b)(2) as of December 12, 2022, our securities would be suspended from trading on and delisted from The Nasdaq Capital Market at the opening of business on December 22, 2022, unless we requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal Nasdaq’s delisting determination by 4:00 p.m. Eastern Time on December 20, 2022.

We made a timely request for a hearing before the Panel. Any further suspension or delisting action by Nasdaq is stayed pending completion of the hearing process and the expiration of any extension period that may be granted by the Panel following the hearing. In accordance with the Nasdaq Listing Rules, the Panel has the discretion to grant us an extension through June 12, 2023. Notwithstanding, there can be no assurance that the Panel will determine to continue our listing or that we will timely evidence compliance with the terms of any extension that may be granted by the Panel following the hearing. If our shares are ultimately suspended from trading on and delisted from the Nasdaq it could have adverse consequences including, among others: lower demand and market price for our common stock; adverse publicity; and a reduced interest in our company from investors, analysts and other market participants. In addition, a suspension or delisting could impair our ability to execute on our operational and strategic goals, raise additional capital and attract and retain employees by means of equity compensation.

Future offerings of debt may adversely affect the market price of the Series B Preferred Stock.

If we decide to issue debt securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock and may result in dilution to owners of the Series B Preferred Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series B Preferred Stock may bear the risk of our future offerings, potentially reducing the market price of the Series B Preferred Stock and diluting the value of their holdings in us.

Future issuances of preferred stock, including future issuances of shares of Series B Preferred Stock, may reduce the value of the Series B Preferred Stock.

Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to certain voting rights (with respect to issuances of new series of preferred stock), senior to the Series B Preferred Stock offered hereby as to distribution rights or rights upon liquidation, winding up or dissolution. The creation and subsequent issuance of additional classes of preferred stock on parity with the Series B Preferred Stock, could dilute the interests of the holders of Series B Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series B Preferred Stock would not only dilute the interests of the holders of Series B Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series B Preferred Stock.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our securities.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering primarily to grow, enhance and scale our technology platform and for other general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If, ultimately, we do not utilize the proceeds of this offering in manners that do not yield a significant return or any return to our stockholders, our stock price may decline.

We may sell additional equity or debt securities in the future to fund our operations, which may result in dilution to our shareholders and impose restrictions on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which, in the case of equity securities, would result in dilution to all of our shareholders or, in the case of debt securities, impose restrictive covenants that adversely impact our business. The sale of or other incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus supplement and the documents incorporated by reference herein that are not historical facts should be considered “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Additional risks, uncertainties and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement, and accompanying prospectus, after deducting the Placement Agent’s fees and estimated offering expenses payable by us will be approximately $398,021

We intend to use the net proceeds from this offering for working capital purposes.

The expected use of the net proceeds from the sale of common stock offered by this prospectus supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors and, as a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Until we use the net proceeds from this offering for the purposes described above, we may invest them in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

Our net tangible book value as of September 30, 2022 was $(1,783,620) million, or $(0.06) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2022. Dilution with respect to net tangible book value per share of common stock represents the difference between the amount per share of common stock attributable to investors purchasing shares of Series B Preferred Stock in this offering and the net tangible book value per share of our common stock immediately after this offering (excluding the effect of the conversion of the outstanding shares of Series B Preferred Stock).

After giving effect to the sale of 502 shares of our Series B Preferred Stock in this offering at a public offering price of $900.00 per share, assuming the conversion of all shares of our Series B Preferred Stock sold in this offering into 5,600,312 (the maximum amount of shares underlying the Series B Preferred Stock based on exercise at the Floor Price) shares of our common stock, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022, would have been approximately $(1,385,599) million, or $(0.04) per share. This represents an immediate increase in net tangible book value of $0.02 per share to existing stockholders and immediate dilution of $(0.12) per share of common stock into which the shares of Series B Preferred Stock are convertible to investors in this offering. The following table illustrates this dilution on a per share of common stock basis (assuming the conversion of all shares of Series B Preferred Stock being offered in this offering):

Public offering price per share of common stock into which the shares of Series B Preferred Stock being offering in this offering are convertible	$0.08
Net tangible book value per share of common stock as of September 30, 2022	$(0.06)
Increase in net tangible book value per share of common stock attributable to investors purchasing Series B Preferred Stock in this offering	$0.02
As adjusted net tangible book value per share of common stock as of September 30, 2022, after giving effect to this offering	$(0.04)
Dilution per share of common stock to investors purchasing Series B Preferred Stock in this offering	$(0.12)

The above discussion and table are based on 30,291,747 shares of our common stock outstanding as of September 30, 2022, which excludes as of September 30, 2022:

●	outstanding options exercisable to acquire an aggregate of 503,768 shares of our common stock, exercisable at a weighted average exercise price of $0.83 per share;

●	1,564,780 shares of common stock issuable pursuant to outstanding restricted stock units;

●	outstanding warrants to purchase an aggregate of 3,850,199 shares of our common stock, all of which are exercisable at a weighted average exercise price of $1.02 per share;

●	82 shares of common stock reserved for issuance under the 2018 Equity Incentive Plan; and

●	2,572,433 shares of common stock reserved for issuance under the 2021 Equity Incentive Plan.

The above discussion and table do not take into account giving effect to the Concurrent Offering in which 46,973,972 shares of common stock underlying the Series B preferred stock are being sold at a per share price of $900 and 6,125,000 shares of common stock underlying the Warrants that are both being sold in the Concurrent Offering at a per share price of $1.00 per share. Giving effect to both this offering and the Concurrent Offering, our as unaudited pro forma as adjusted net tangible book value as of September 30, 2022, would have been approximately $2,372,319, or $0.03 per share of common stock (assuming conversion of all shares of Series B Preferred Stock offered in this offering using the Floor Price for the Conversion Price), which represents an immediate increase in net tangible book value of $0.09 per share of common stock to existing stockholders and immediate dilution in net tangible book value of $(0.05) per share of common stock into which the shares of Series B Preferred Stock are convertible to investors participating in this offering.

To the extent that outstanding options or warrants outstanding as of September 30, 2022, have been or may be exercised or other shares are issued, or other shares of common stock are issued, including shares of common stock underlying the Series B preferred stock and the Warrants being offered in the Concurrent Offering, investors in this offering may experience further dilution. We may require more working capital in the future. We may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We are offering 502 shares of our Series B Preferred Stock, which can be converted into up to 5,600,312 shares of Common Stock, at an offering price of $900 per share of Series B Preferred Stock. Subject to the terms and conditions contained in the engagement letter, dated August 8, 2022, Northland Securities, Inc. has agreed to be placement agent with respect to this offering.

The Placement Agent is not purchasing or selling any shares offered hereby, but it has agreed to use its reasonable commercial efforts to arrange the sale of the shares. We will enter into a securities purchase agreement directly with each of the purchasers in this offering.

We negotiated the offering price for the shares in this offering with prospective investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

We will pay Northland Securities, Inc. commissions, in cash, for its services in acting as placement agent in the sale of Series B Preferred Stock. Northland Securities, Inc. will be entitled to a commission of 7.0% of the gross sales price per share sold under the Securities Purchase Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We have also agreed to reimburse a portion of the lead purchaser’s expenses, including legal fees, in connection with this offering up to a maximum of $75,000. We estimate that the total expenses for the offering, excluding the Placement Agent’s fees, will be approximately $22,153

DESCRIPTION OF SECURITIES

In this offering, we are offering 502 shares of our Series B convertible preferred stock convertible up to an aggregate of 5,600,312 shares of common stock, at an offering price of $900 per share of Series B convertible preferred stock.

Series B Preferred Stock

The following is a summary of the material terms and provisions of the Series B Preferred Stock that are being offered hereby. This summary is subject to and qualified in its entirety by the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate of Designations", which has been provided to the investors in this offering and which has been filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the Certificate of Designations for a complete description of the terms and conditions of the Series B Preferred Stock.

Dividends. Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock, subject to certain adjustments in the case of, among other things, stock splits. No other dividends shall be paid on shares of Series B Preferred Stock.

Optional Redemption by the Company. Subject to certain conditions, the Company may redeem some or all of the then outstanding Series B Preferred Stock after giving notice, for cash in an amount equal to the sum of (a) 125% of the aggregate Stated Value then outstanding, (b) accrued but unpaid dividends and (c) all liquidated damages and other amounts due in respect of the Series B Preferred Stock on the 10th trading day following the date notice of the optional redemption was given. If certain conditions cease to be satisfied at any time during the 10 Trading Day period, then a holder of Series B Preferred Stock may elect to nullify the redemption notice as to such holder by notice to the Company within 3 trading days after the first day on which any such condition has not been met. The Corporation covenants and agrees that it will honor all notices of conversion tendered from the time of delivery of the optional redemption notice through the date the optional redemption amount is paid in full. If any portion of the cash payment for an optional redemption has not been paid by the Company on the optional redemption date, interest shall accrue thereon until such amount is paid in full at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law.

Default Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock, subject to certain adjustments in the case of, among other things, stock splits. No other dividends shall be paid on shares of Series B Preferred Stock.

Optional Conversion by the Holder.   Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the date hereof at the option of the holder thereof, into that number of shares of Common Stock (subject to certain limitations), determined by dividing $1,000 by the then applicable conversion price where the Conversion Price shall be the lesser of (i) $1.00 and (ii) 90% of the average of the three (3) lowest VWAPs during the ten (10) consecutive Trading Day immediately prior to the applicable Conversion Date, provided, however, that in no event shall the Conversion Price be less than $0.08988, which is the minimum price per the applicable rules of Nasdaq. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions).

Limitations on Conversions. Unless otherwise approved by the shareholders of Common Stock, the Company may not issue upon conversion of Series B Preferred Stock a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to conversion of Series B Preferred Stock or the exercise of any Warrant, would exceed 6,146,680 shares of Common Stock, subject to adjustments for stock splits, stock dividends and the like that happen after the date of the Securities Purchase Agreement.

Additionally, unless shareholders of Common Stock approve an increase to our authorized capital stock, we may not issue upon conversion of Series B Preferred Stock a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to conversion of Series B Preferred Stock or the exercise of any Warrant, would exceed 10,856,945 shares of Common Stock, the maximum number of shares of Common Stock available for issuance from the Company’s authorized capital stock.

Conversion of the Preferred Shares are prohibited if such conversion would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% (or, upon election by a holder of the Series B Preferred Stock prior to the issuance of any shares of Series B Preferred Stock, 9.99%) of the outstanding shares of the Common Stock immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B Preferred Stock held by the applicable holder of Series B Preferred Stock.

Liquidation.   Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of the Common Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock shall be ratably distributed among the holders of Series B Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each holder of Series B Preferred Stock.

Limited Voting Rights; Covenants. Except as otherwise provided herein or as otherwise required by law, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (e) increase the number of authorized shares of Series B Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

No Listing. There is currently no market for the Series B Preferred Stock and none is expected to develop after this offering. We do not intend to list the Series B Preferred Stock on any national securities exchange or other trading market.

Transferability. Subject to applicable laws, the Series B Preferred Stock may be transferred at the option of the holder with the appropriate instruments of transfer.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock — Common Stock” on page 7 of the accompanying prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Polsinelli PC, Los Angeles, California.

EXPERTS

The consolidated financial statements of HyreCar Inc. incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K as of and for the years ended December 31, 2021 and 2020 have been audited by dbbmckennon, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is www.hyrecar.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus supplement and in the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities offered hereby is terminated or completed:

●

our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022, and our amendment to our Annual Report on Form 10-K/A filed December 19, 2022, including applicable portions of our definitive Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2022;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 16, 2022;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 15, 2022;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 14, 2022;

●

our Current Reports on Form 8-K, filed with the SEC on February 2, 2022, May 25, 2022, June 21, 2022, August 2, 2022, August 17, 2022, September 7, 2022, September 19, 2022, November 10, 2022, November 28, 2022, December 9, 2022, December 16, 2022; and

●

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2018, including any amendments or reports filed for the purpose of updating such description. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

HyreCar Inc.
915 Wilshire Blvd, Suite 1950

Los Angeles, CA 90017
(888) 688-6769

No person has been authorized to give any information or to make any representation not contained in this prospectus supplement, and, if given or made, such information and representation should not be relied upon as having been authorized by us. Neither this prospectus supplement nor the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder will under any circumstances create an implication that there has been no change in the facts set forth in this prospectus supplement or the accompanying prospectus or in our business, financial condition or affairs since the date hereof.

Prospectus

HyreCar Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

We may offer and sell, from time to time, in one or more offerings, together or separately, our common stock, preferred stock, debt securities, warrants or any combination of the foregoing, either individually or as units composed of one or more of the other securities. We may also issue rights to purchase the securities offered in this prospectus. This prospectus provides you with a general description of the securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200,000,000.

Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “HYRE.”  On June 23, 2021, the last reported sale price of our common stock was $22.95 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.  Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 8, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.  We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to HyreCar Inc., and its subsidiaries together, unless the context indicates otherwise.

THE COMPANY

Overview

HyreCar Inc. was formed as a corporation in the State of Delaware on November 24, 2014. Our founders identified the need for a car-sharing platform for individuals who wanted to drive for ride-sharing companies such as Uber Technologies Inc. (“Uber”) and Lyft, Inc. (“Lyft”), but whose automobiles could not meet the standards imposed by the ride-sharing companies. For example, Uber maintains strict guidelines regarding the types of cars a driver can use. Although guidelines relating to cars can differ by state, in general the use of two door coupes, motorcycles and cars that are 12 years or older are excluded. Our founders, before deciding to purchase qualifying sedans that met Uber’s strict guidelines, first inquired as to whether there were any rental options available from Uber that would allow them to drive for the ride-sharing platform. To their surprise, there were no rental options available, other than a shadow industry of individuals renting cars to one another.

HyreCar is a car-sharing marketplace that allows car owners (collectively, “Owners”) to rent their idle cars to ride-sharing service drivers (collectively, “Drivers”). By sourcing vehicles from individual Owners, part-time Drivers may more easily enter and exit the market and our business model allows us to satisfy fluctuating transportation demand in cities around the United States by matching Owners and Drivers. In 2019 we began to diversify our vehicle supply to include commercial owners of vehicles including car dealerships and fleet owners to help increase activity levels.

Our business is based on a proprietary car-sharing marketplace developed to (i) onboard Owners and Drivers, (ii) facilitate the matching of Owners and Drivers and (iii) log rental activity for Owners and Drivers. All transactions related to the rental (including, but not limited to, background checks, rentals, deposits and insurance costs) are run securely through the HyreCar platform. Drivers and Owners access their rental or car dashboards through a unique login. Drivers can initiate, terminate or extend a rental through the platform while Owners can manage their car or fleet of cars through the platform.

We believe we have a competitive advantage with our commercial automobile insurance policy that covers both Owners and Drivers. The policy is specifically designed to cover the period of time in which a Driver is operating an Owner’s vehicle while not actively operating a vehicle on a ride-sharing platform, such as Uber or Lyft. During the periods when Drivers are actively operating on a ride-sharing platform, the insurance subordinates to the state mandated insurance provided by the third party ride-sharing business. To our knowledge, we are the only provider of this car-matching service utilizing this unique insurance product.

Industry and Market Opportunities

Our company was founded to capitalize on a combination of two growth markets: ridesharing (an industry led by Uber and Lyft) and car-sharing (an industry led by companies such as Turo, Inc. and ZipCar, Inc.). Our customers are the Drivers that use our car-sharing platform to rent a car and then use that car to make money driving for either Uber or Lyft. Finding enough cars and drivers to meet demand has been a problem for ride-sharing companies. Recently we have expanded our target marketing to drivers who provide delivery services with companies like Instacart and Postmates.

The transportation industry represents a massive market. In the United States alone, consumer expenditures on transportation were approximately $1.1 trillion and $1.3 trillion in 2020 and 2019, respectively. Transportation was the second largest household expenditure after housing and was almost twice as large as healthcare and three times as large as entertainment. We believe we are still in the relatively early phases of potentially capturing part of the opportunity in the industry. In 2019, ridesharing accounted for just seven percent of total vehicle miles travelled in the United States and in a 2016 survey, 57% of U.S. respondents who used sharing services said that well-priced and convenient offerings could cause them to give up ownership altogether.

We have added over 38,000 Drivers, matching them with Owner vehicles that have been used on the Uber and Lyft platforms over the past several years. During the years ended December 31, 2020 and 2019, we added approximately 14,000 and 11,000 new Drivers, respectively, into cars so that they could drive for Uber and Lyft. These numbers represent an equivalent 127.3% growth rate in new drivers onto the HyreCar platform year over year.

Corporate Information

We were incorporated in the State of Delaware on November 24, 2014. Our principal executive offices and mailing address are 355 South Grand Avenue, Suite 1650, Los Angeles, California 90071. Our main telephone number is (888) 688-6769. Our corporate website address is: www.hyrecar.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to this offering.

HyreCar, the HyreCar logo and any other current or future trademarks, service marks and trade names appearing in this prospectus are the property of HyreCar Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to on page 3 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $200,000,000 of the following securities:

●	common stock;

●	preferred stock;

●	debt securities;

●	warrants;

●	rights;

●	units; or

●	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $200,000,000.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our amended and restated certificate of incorporation, as amended, and our bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 50,000,000 shares of common stock, $0.00001 par value per share, and 15,000,000 shares of preferred stock, $0.00001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of June 24, 2021, there were 20,904,041 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Common Stock

We are authorized to issue up to a total of 50,000,000 shares of common stock, par value $0.00001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of common stock issued upon the exercise of common stock warrants or subscription rights, if any.

Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding- up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 15,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all of our outstanding stock or without cause by the affirmative vote of the holders of at least 66 and 2/3% of the voting power of all of our outstanding stock.

Our certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 66 and 2/3% of the voting power of all of our outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could delay changes in management.

Our certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or DGCL, our certificate of incorporation or our bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of our bylaws in all respects. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our bylaws provide that a special meeting of our stockholders may be called only by our Secretary and at the direction of our board of directors by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Our bylaws do not allow our stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

●	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

●

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

We are governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Our amended and restated bylaws authorize the indemnification of our officers and directors, consistent with Section 145 of the DGCL.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We also maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “HYRE.”

Transfer Agent and Registrar

Our Transfer Agent and Registrar is VStock Transfer, LLC whose address is 18 Lafayette Place, Woodmere, NY 11598.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

●	the title or designation of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the price or prices at which the debt securities will be issued;

●	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

●	the date or dates on which we will pay the principal on the debt securities;

●

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any conversion or exchange features;

●

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●

the place or places where the principal of, premium and interest on the debt securities will be payable , where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

●

the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●

if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

●	whether the debt securities are to be issued at any original issue discount, or OID, and the amount of discount with which such debt securities may be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●

the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

●	information with respect to book-entry procedures;

●

the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

●	whether the debt securities will be subject to subordination and the terms of such subordination;

●	any restriction or condition on the transferability of the debt securities;

●	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

●	the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

●	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

●	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

●	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

●	any other terms of the debt securities.

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

●	Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Forms of Securities.”

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

FORMS OF SECURITIES

Each debt security, warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, unit agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or rights agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, unit agreement or rights agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, unit agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents, the rights agents or any other agent of ours, agent of the trustees or agent of the warrant agents, unit agents or rights agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent, rights agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.  In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Polsinelli PC, Los Angeles, CA. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of dbbmckennon, an independent registered public accounting firm incorporated herein by reference, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You may read and copy the registration statement, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.hyrecar.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, however the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and hereby incorporate by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

2.	Our Quarterly Report on Form 10-Q filed with the SEC on May 13, 2021;

3.	Our Current Reports on Form 8-K filed on February 4, 2021 and March 5, 2021; and

4.

The description of the Company’s common stock contained in the registration statement on Form 8-A filed with the SEC on June 26, 2018, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the U.S. Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (888) 688-6769 or by writing to us at the following address:

HyreCar Inc.

355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071

(888) 688-6769